United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                          January 14, 2005
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

511 Fifth Avenue
          New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Section I - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2005, Overseas Shipholding Group, Inc. (the "Registrant"), and its wholly owned subsidiaries, OSG International Inc. and OSG Bulk Ships, Inc., as joint and several borrowers (collectively, the "Borrowers"), entered into a credit agreement (the "Credit Agreement") with the banks and financial institutions identified on Schedule I to the Credit Agreement, as lenders, and DnB NOR BANK ASA, as administrative agent. Pursuant to the Credit Agreement, the Borrowers may borrow up to $500 million on an unsecured basis for a term of up to seven years at a floating interest rate specified in the Credit Agreement.

The Credit Agreement contains customary affirmative, negative and financial covenants including financial covenants that require the maintenance of leverage and debt service coverage ratios. The summary of the Credit Agreement contained herein is not complete and is qualified in its entirety by the terms and provisions of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 20, 2005, the Registrant borrowed $500 million under the Credit Agreement (i) to refinance a portion of the existing indebtedness of Stelmar Shipping Ltd., a publicly traded company the shares of which the Registrant acquired on January 20, 2005, (ii) to finance a portion of such share purchase and (iii) for other lawful corporate purposes.

Section 2 - Financial Information.

Item 2.03. Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is included herein:

Exhibit No.	Description
10.1

Credit Agreement dated as of January 14, 2005, among the Registrant, OSG Bulk Ships, Inc. and OSG International, Inc., as joint and several borrowers, the banks and financial institutions identified on Schedule I thereto, as lenders, and DnB NOR BANK ASA, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/Myles R. Itkin
Name: Myles R. Itkin Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: January 21, 2005

EXHIBIT INDEX
Exhibit No.	Description
10.1

Credit Agreement dated as of January 14, 2005, among the Registrant, OSG Bulk Ships, Inc. and OSG International, Inc., as joint and several borrowers, the banks and financial institutions identified on Schedule I thereto, as lenders, and DnB NOR BANK ASA, as administrative agent